Exhibit 10.42

DENNIS MCKENNA BONUS AGREEMENT

1. Third Quarter Revenue Bonus. If the Company’s Revenue for the third quarter of fiscal year 2007 (“Q3”) equals or exceeds $139,000,000, McKenna will be entitled to receive a bonus of $125,000. If the Company’s Revenue for Q3 is less than $139,000,000 and more than $128,000,000 McKenna will receive a bonus calculated in accordance with the following formula:

Revenue Bonus =         $ 125,000 X (.5 + (Q3 Revenue Amount – 128,000,000))

                                                                                              22,000,000

If Revenue for Q3 is less than $128,000,000, McKenna will receive no Q3 Revenue bonus. “Revenue” is defined as the revenue reported by the Company under SEC and GAAP regulations, taking into account pro-forma calculations excluding SOP 97-2 and fresh start accounting.

This bonus shall be based on the Company’s actual financial performance for Q3 and, if payable, shall be paid on thirty (30) calendar days after the determination of Revenue by the Company’s certified public accountants.

2. Third Quarter EBITDAR Bonus. If the Company’s EBITDAR for Q3 equals or exceeds $2,500,000, McKenna will receive a bonus of $125,000. If the Company’s EBITDAR for Q3 is less than $2,500,000 and more than $0, McKenna will receive a bonus calculated in accordance with the following formula:

EBITDAR Bonus =         $125,000 X (Q3 EBITDAR Amount)

                                                                         2,500,000

If the Company’s Q3 EBITDAR is less than $0, McKenna will not receive any Q3 EBITDAR bonus. “EBITDAR” is defined as operating income plus (a) without duplication and to the extent deducted in determining net income, the sum of (i) depreciation and amortization expense for the period, (ii) restructuring expenses and bankruptcy expenses in the period, (iii) stock option and restricted stock expense in the period, minus (b) without duplication and to the extent included in net income, any extraordinary non-cash gains (or plus losses) included in net income for the period, minus (c) without duplication and to the extent deducted in determining net income, any extraordinary non-cash gains (or plus losses) realized in connection with any asset sale, plus or minus (d) any pro-forma adjustments required to exclude the effect of SOP 97-2 and fresh start accounting.

The Q3 EBITDAR bonus shall be based on the Company’s actual financial performance for Q3 and, if payable, shall be paid thirty (30) calendar days after the determination of EBITDAR by the Company’s certified public accountants.